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                                                                    EXHIBIT 3.49

                            ARTICLES OF INCORPORATION

                                       OF

                      WCI HOMEBUILDING NORTHEAST U.S., INC.

      The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME

      The name of the corporation shall be WCI Homebuilding Northeast U.S., Inc. The principal place of business of this corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Thousand (1,000) shares of common stock having One Cent ($0.01) par value per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

      This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the Bylaws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

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          Jerry L. Starkey           24301 Walden Center Drive
                                     Bonita Springs, FL 34134

          James P. Dietz             24301 Walden Center Drive
                                     Bonita Springs, FL 34134

          Michael R. Greenberg       24301 Walden Center Drive
                                     Bonita Springs, FL 34134

                         ARTICLE VII. SOLE INCORPORATOR

      The name and street address of the sole incorporator is:

          Vivien N. Hastings         24301 Walden Center Drive
                                     Bonita Springs, FL 34134

The rights and interests of the Incorporator shall automatically terminate when these Articles are filed with the Secretary of State.

                         ARTICLE VIII. INDEMNIFICATION

      This corporation shall indemnify each officer and director to the full extent permitted by law.

      IN WITNESS WHEREOF, THE UNDERSIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 15th day of March, 2004.

                                     /s/ Vivien N. Hastings
                                     --------------------------------
                                     Vivien N. Hastings, Incorporator

STATE OF FLORIDA
COUNTY OF LEE

      BEFORE ME, the undersigned authority, personally appeared Vivien N. Hastings, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that she executed the same for the uses and purposes therein expressed. She is personally known to me.

      WITNESS my hand and official seal in the County and State last aforesaid, this 15th day of March, 2004.

                                     /s/ Bonnie D. Rushing
                                     --------------------------------
                                     Notary Public

Notary Seal

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                   ACCEPTANCE OF REGISTERED AGENT DESIGNATION

      Having been named to accept service of process for the above stated corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                     /s/ Vivien N. Hastings
                                     --------------------------------
                                     Vivien N. Hastings

                                     Date: March 15, 2004

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